SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 02/29/2004
FILE NUMBER 811-2729
SERIES NO.: 8

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $  6,444
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                  $  1,823
              Personal Class                 $     58
              Cash Management Class          $  4,085
              Reserve Class                  $      3
              Resource Class                 $  1,568

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0048
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Class                  $000.0034
              Personal Class                 $000.0021
              Cash Management Class          $000.0044
              Reserve Class                  $000.0005
              Resource Class                 $000.0040

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            1,249,709
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                    597,249
              Personal Class                    37,106
              Cash Management Class            827,209
              Reserve Class                      4,875
              Resource Class                   435,301

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                  $  1.00
              Personal Class                 $  1.00
              Cash Management Class          $  1.00
              Reserve Class                  $  1.00
              Resource Class                 $  1.00